ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20090708880-42 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 09/29/2009 8:08 AM |
| | Entity Number E0520312009-9 |

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| 1. Name of Corporation: | AMHEARST GLEN, INC. |
| 2. Registered Agent for Service of Process: (check only one box) | ☐ Commercial Registered Agent: Name<br>☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)<br>HAROLD P. GEWERTER, ESQ. LTD.<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>2705 AIRPORT DRIVE — N. LAS VEGAS — Nevada 89032<br>Street Address — City — Zip Code<br>Mailing Address (if different from street address) — City — Nevada — Zip Code |
| 3. Authorized Stock: (number of shares corporation is authorized to issue) | Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0 |
| 4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) LORI BARLAND<br>Name<br>3481 GOLDEN CREEK CIR. — RIVERTON — UT — 84065<br>Street Address — City — State — Zip Code<br>2)<br>Name<br>Street Address — City — State — Zip Code |
| 5. Purpose: (optional; see instructions) | The purpose of the corporation shall be:<br>ALL LEGAL PURPOSES. |
| 6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator) | LORI BARLAND — X [signature] Incorporator Signature<br>Name<br>3481 GOLDEN CREEK CIR. — RIVERTON — UT — 84065<br>Address — City — State — Zip Code |
| 7. Certificate of Acceptance of Appointment of Registered Agent: | I hereby accept appointment as Registered Agent for the above named Entity.<br>X [signature] — 9/22/2009<br>Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date |

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AMHEARST GLEN, INC.**, did on September 29, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 29, 2009.

ROSS MILLER
Secretary of State

Certified By: Kamlesh Bhardwaj
Certificate Number: C20090929-0748
You may verify this certificate
online at **http://www.nvsos.gov/**